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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT


                           Permian Enterprises, Inc.


                              Shearer Supply Ltd.

                      The Innovation Company, S.A. de C.V.
                       B&W Equipment Sales and Mfg., Inc.

                             Wedco Technology, Inc.

                                  Wedco, Inc.
                       Wedco Manufacturing Systems, Inc.
                           Tri-Delta Technology, Inc.
                            Wedco A.G. (Switzerland)
                               Wedco Sales, Inc.
                        Wedco Design & Development, Inc.
                             Polymer Services, Inc.
                       Polymer Services of Indiana, Inc.
                           Bayshore Industrial, Inc.
                                ICO Europe B.V.
                               Wedco Holland B.V.
                           Wedco Technology U.K. Ltd.
            Willoughby Engineering and Development Corporation A.B.
                              Rotec Chemicals Ltd.
                             Micronyl -- Wedco S.A.
                                Wedco Italy Srl

                                  Verplast SpA


                                 ICO Italy Srl


                                  ICO Polymers


                            ICO Polymers U.K., Ltd.


                                 ICO U.K., Ltd.